                                                                    EXHIBIT 10.3
                            ATM VAULT CASH AGREEMENT

         THIS ATM VAULT CASH AGREEMENT ("Agreement") is entered into as of February 1, 2001 between First Bank and Trust ("FBT"), a Louisiana financial institution and Cardpro, Inc. d/b/a Cardtronics, a Texas Corporation ("ATM Owner").

                                    RECITALS:

         A. ATM Owner leases, owns or otherwise controls various automated teller machines.

         B. FBT is a contractual party to agreements with regional and national organizations that establish rules for the placement, settlement and transmission of automatic teller machines and their data (the "Networks").

         C. ATM Owner desires to enter into a cash arrangement with FBT pursuant to which FBT will place vault cash of FBT in certain automated teller machines of ATM Owner (the "ATMs").

         D. Columbus Data Services, LLC. ("CDS") may act from time to time as an independent contractor on behalf of FBT with respect to FBT's agreements hereunder.

         THEREFORE, in consideration of the premises, ATM Owner and FBT agree as follows:

1.       Vault Cash.

         (1) ATM Owner agrees to allow FBT to place FBT's vault cash ("Vault Cash") in the ATMs from time to time in such amounts as FBT may desire. FBT shall arrange for Vault Cash to be delivered by FBT's designated carriers to specific ATMs at specific locations as agreed to from time to time by FBT and ATM Owner. FBT shall approve all designated carriers, and such approval will not be unreasonably withheld, that will handle FBT's Vault Cash and will approve the location of any ATMs subject to this Agreement.

         (2) ATM Owner agrees that at all times the Vault Cash shall be the property of FBT, and ATM Owner agrees to indemnify and hold harmless FBT for any damage to, or loss of, Vault Cash delivered to any ATMs until the Vault Cash has been successfully returned to FBT or its designated carrier.

         (3) At all times FBT shall have the full ownership, title, use, rights and benefits to all Vault Cash located in any ATM.

         (4) ATM Owner agrees that all Vault Cash can be retrieved from any ATMs by FBT at FBT's sole discretion and option and without consent from, or notice to, ATM Owner.

         (5) All Vault Cash placed in any ATM shall at all times be the sole property of FBT and shall not be subject to any manner of set off rights, lien, security interest, attachment, seizure or other process or agreement by or relating to the property of ATM Owner. ATM Owner shall take all necessary steps to identify and protect FBT's ownership rights in the Vault Cash.

         (6) All Vault Cash placed in an ATM pursuant to this Agreement will be considered "vault cash" of FBT for the purposes of reporting pursuant to Regulation D of the Federal Reserve Board (12 CFR 204) until such time that the currency may be dispensed from an ATM. ATM Owner shall not report, treat or consider such currency as "vault cash" for any reporting purposes or otherwise.

         (7) ATM Owner shall furnish such assistance as FBT may reasonably request in order for FBT to comply with any regulatory, record keeping or reporting requirements applicable to FBT with respect to the ATMs or the Vault Cash.

2.       Delivery of Vault Cash.

         (1) FBT shall arrange for FBT's designated carriers to load and unload Vault Cash from the ATMs at ATM Owner's cost and expense. The Vault Cash shall be delivered in denominations acceptable to FBT as set forth on Schedule 1 hereof or pursuant to amendments to such schedule agreed to from time to time between FBT and ATM Owner. The designated carriers shall be retained by, considered the independent contractors of, and be directed solely by FBT at all times and for all purposes under this Agreement. At FBT's request, ATM Owner shall provide each of FBT's designated carriers with irrevocable written instructions acknowledging that ATM Owner has no rights in the Vault Cash and granting such carrier access to all ATMs to allow the carrier to add or retrieve any Vault Cash from any ATM at any time without consent from, or notice to, ATM Owner.

         (2) The initial ATMs to be subject to this Agreement are described on Schedule 1 hereto. To add a new ATM to this Agreement, ATM Owner shall notify FBT in writing, which notice shall specify the location, projected opening date, anticipated quantity and denomination of Vault Cash needed, hours of operation, and such other information as FBT may require with respect to the new ATM. FBT will notify ATM Owner following receipt of such notice if FBT will consent to adding the new ATM to this Agreement. FBT shall be under no obligation to consent to the adding of any additional ATMs to this Agreement. If the consent is given, ATM Owner and FBT will at ATM Owner's cost establish a mutually agreeable initial cash limit for the new ATM pursuant to an amendment to Schedule 1. Upon approval and establishment of the new cash limit, the ATM will be considered subject in all respects to the provisions of this Agreement.

         (3) ATM Owner may not remove, relocate or terminate any ATM from this Agreement unless FBT gives its prior written approval. ATM Owner shall provide a written request for removal of an ATM at least 48 to 72 hours prior to anticipated date for removal. Prior to the removal or termination of any ATM from this Agreement pursuant to this Section 2(c), ATM Owner shall pay FBT the full amount reflected on FBT's records as being in an ATM less the amount actually recovered by FBT or its authorized carrier upon the removal or termination of an ATM from this Agreement together with the full amount of any accrued but unpaid fees, charges, and costs related to the ATM, and subject to any insurance benefit due owner to the extent any loss is subject to insurance coverage.

3.       ATM Transactions.

         (1) Vault Cash placed in an ATM shall be dispensed only to customers of participants in the Networks by means of an access device approved by, and subject to an acceptable contractual arrangement with, FBT and pursuant to agreements between FBT and the institutions participating in the Networks. All computer access, processing, and transmissions at the ATMs will be done at ATM Owner's cost.

         (2) ATM Owner shall at all times abide by, and operate in accordance with, all applicable laws, rules and regulations with respect to the ATMs, including rules and regulations requiring consumer disclosures and warnings, rules relating to the ownership and operation of ATMs including the by-laws and operating regulations of the Networks, Regulation E of the Federal Reserve Board (12 CFR 205 et seq.), ATM safety laws, and all other applicable federal and state laws.

         (3) FBT shall establish from time to time cash limits for each ATM covered by this Agreement. The cash limit shall be determined on estimated cash needs for each ATM with restocking of approximately two (2) times per month or upon a schedule mutually agreed to by FBT and ATM Owner. FBT may, from time to time, in its sole discretion, which discretion may be unreasonably withheld, agree to allow Vault Cash in excess of the cash limit for any particular ATM upon the request of ATM Owner based upon seasonal use and needs of a particular ATM. Notwithstanding the foregoing, FBT shall have no liability if inadequate Vault Cash is in an ATM at any time. The owner may use insurance benefits due owner to the extent any loss is subject to insurance coverage.

         (4) ATM Owner shall also obtain and maintain at ATM Owner's expense all permits and licenses required to operate each ATM.

4.       Settlement for Disbursements of Vault Cash.

         (1) ATM Owner shall be responsible for, and indemnify and hold harmless FBT with respect to, any Vault Cash dispensed or removed from an ATM other than by FBT or FBT's authorized carrier. The ATM Owner shall be fully liable hereunder for all Vault Cash placed in an ATM regardless if the amount of Vault Cash exceeds any established cash limit. The owner may use insurance benefits due owner, to the extent any loss is subject to insurance coverage.

         (2) FBT shall establish one or more accounts or subaccounts (each an "Account") at FBT (or in FBT's name if at another financial institution) for the purpose of depositing the gross amount of all settlement proceeds, Network interchange receipts, ATM surcharges, and credit and debit adjustments, and any other amounts due to FBT by ATM Owner hereunder, including any amounts of Vault Cash dispensed or removed from an ATM. Unless otherwise agreed, all settlement charges will go into a settlement account while network interchange receipts, ATM surcharges and credit and debit adjustments go into other accounts. All Accounts shall be non-interest bearing unless otherwise agreed to in writing by FBT. ATM Owner shall arrange for sufficient funds to be in the Accounts at all times to satisfy all of ATM Owner's anticipated daily cash obligations and other obligations hereunder to FBT. ATM Owner shall have no legal or contractual rights to any of the funds in the Accounts other than the net difference between all such balances and the total amounts due FBT.

         (3) ATM Owner agrees to establish an escrow account (the "Escrow Account") with FBT as additional security for all of ATM Owner's obligations to FBT hereunder. ATM Owner grants to FBT a first priority security interest and contractual right of setoff in the Escrow Account. The amount of funds required to be in the Escrow Account (or related compensating balances) and the extent to which interest will be paid thereon, if any, is set forth on Schedule 2 hereto. In the event the Accounts do not contain sufficient funds to cover any obligation of ATM Owner to FBT, FBT shall be entitled to deduct funds from the Escrow Account. Any deductions shall be replenished by ATM Owner within five (5) days of notice from FBT. FBT will settle accounts with the ATM Owner on a monthly basis.

         (4) FBT shall provide the following reports to ATM Owner, on a periodic basis:

                  (i) the amount of currency dispensed from each ATM, the amount of currency loaded into canisters in each ATM, and the amount of currency held for stocking each ATM and in transhipment by the designated carriers; and

                  (ii) a settlement statement reflecting interchange fees, costs, expenses, and fees due FBT (or its contractors) and amounts due the ATM Owner.

5.       Data Processing.

All data processing with respect to the ATMs will be at ATM Owner's sole cost and expense through CDS or another third party settlement processor arranged by FBT. ATM Owner shall not have any authority to change any settlement accounts without the express written consent of FBT. ATM Owner shall be liable for any costs or damages incurred by any delays in transmitting data if the delay causes a loss in receiving any credits or debits with respect to any settlements.

6.       Insurance.

Prior to any Vault Cash being placed in any ATM, ATM Owner shall obtain through FBT and maintain throughout the term of this Agreement the following insurance coverages (including deductibles and self-retention as FBT may approve) at ATM Owner's sole cost and expense with insurance companies having an A.M. Best Rating of A-VII or better or otherwise acceptable to FBT, with coverages, at least, as follows (subject to ATM Owner's desire for higher amounts communicated in writing and at ATM Owner's cost):

         (1) Comprehensive or commercial general liability insurance, including coverage for products, completed operations, and blanket contractual liability for all obligations of ATM Owner under this Agreement. The comprehensive general liability shall provide minimum combined bodily injury and property damage coverage limits of $1,000,000 per occurrence and $4,000,000 in the aggregate.

         (2) Comprehensive Crime Coverage, including employee dishonesty/fidelity coverage for all ATM Owner's employees, officers and agents, and on-premise (loss inside the premises) and in-transit (loss outside the premises) with a limit of at least $90,000 (but in no event less than the highest amount of vault cash placed in the ATM) for each ATM covered by this Agreement and aggregate coverage of at least $2,000,000.

FBT will arrange for these insurance coverages at ATM Owner's expense, including a handling fee in accordance with Schedule 3. All insurance policies shall name FBT as loss payee and additional insured thereunder and shall provide that FBT will receive 30 days prior notice before the cancellation or termination thereof. ATM Owner shall strictly adhere to all risk management policies as FBT may determine and communicate to Owner are reasonably necessary and prudent for the Vault Cash Services under this Agreement. FBT shall provide at ATM Owner's sole cost and expense an annual review of ATM Owner's insurance coverages and policies. FBT is entitled to coordinate this annual review and be paid a handling fee in accordance with Schedule 3.

7.       Fees, Expenses and Network Interchange Fees.

         (1) ATM Owner agrees to pay the costs, fees and other charges set forth in Schedule 3 to this Agreement as compensation to FBT for all services provided herein.

         (2) ATM Owner further agrees to be responsible for all costs and expenses incurred by FBT related to any contract with any armored car carriers, security or alarm providers, insurance carriers, computer service processors and providers, telecommunications providers, CDS or other independent contractors retained by FBT to provide services under this Agreement.

         (3) ATM Owner shall be responsible for all reasonable out-of pocket expenses, including travel costs, incurred by FBT in connection with the services provided by any and all FBT employees and contractors engaged for balancing and reconciling the ATM accounts to the Network remittances and for the audit of the ATMs.

         (4) ATM Owner shall be responsible for all fees, charges, and amounts assessed by CDS, any Network or any other computer telecommunications or other system provider, including any fees for charge backs, insurance shortages, loss of cash and transfer fees.

         (5) ATM Owner authorizes FBT to deduct all costs, fees and charges (including any charges or amounts due under Section 4 hereof and/or Schedule 3) due under this Agreement from the Accounts on a daily basis. FBT shall furnish ATM Owner on a monthly basis with a summary of all fees and settlements in accordance with Section 4(d) hereof. Expenses for services will be deducted from Customer monthly.

         (6) FBT may from time to time increase any fees or charges hereunder upon 30 days prior written notice to ATM Owner; provided, however, that if ATM Owner shall find such changes to be unacceptable, ATM Owner may give notice within the 30-day period that it intends to terminate the Agreement within 60 days without penalty.

8.       Risk of Loss.

ATM Owner shall bear all risk of loss, theft, damage, destruction, fraud or incorrect dispensing of any Vault Cash placed in any ATM pursuant to this Agreement, and ATM Owner shall indemnify and hold harmless FBT pursuant to
Section 8 hereof with respect to any cost, damage or loss FBT may occasion as a result thereof, subject to any insurance benefits due owner.

9.       Indemnity.

ATM Owner agrees to indemnify and hold harmless FBT from and against any and all losses, liabilities, claims by third parties (including any carriers, the Networks, any computer or telecommunications provider, or any other party engaged by FBT to provide services or support hereunder), damages, costs and expenses of any and every kind (including attorney's fees and expenses) to which FBT may incur or be subjected to and arising out of or attributed, directly or indirectly, to the provision of Vault Cash to any ATM or to the performance or non-performance of any other services or of any obligations under this Agreement, provided, however, that ATM Owner shall not be obligated to indemnify FBT against any loss resulting from FBT's gross negligence or willful misconduct.

10.      Audits.

ATM Owner shall allow FBT and its designees, including any regulatory or supervisory body to which FBT may be subject, at ATM Owner's cost and expense to examine any books, records and ATM facilities that FBT or its designees may deem appropriate in order to determine compliance with the terms of this Agreement and applicable laws and regulations. ATM Owner shall allow FBT or its designees access to any audit reports conducted by ATM Owner or its agents with respect to the ATMs. FBT shall have the right to perform such inspections and audits as FBT, in its sole discretion, deems necessary, and ATM Owner shall bear any and all expenses associated with the audits. In the event of any financial discrepancies, FBT's records of amounts of Vault Cash placed in an ATM or disbursed to a designated carrier, amounts received by FBT and amounts owed by ATM Owner to FBT shall be conclusive and binding, absent manifest error in computation.

11.      Term and Termination.

This Agreement shall be effective for four (4) years from the date set forth on page one hereof and shall be automatically extended for successive annual renewal terms, unless either party shall deliver written notice to the other party of cancellation at least sixty (60) days prior to the end of any term; provided that FBT may cancel this Agreement for cause or regulatory need upon twenty-four (24) hours notice.

This Agreement shall be automatically terminated immediately if its continuation would result in a violation of any law or regulation, or if a regulatory authority determines, through staff opinion or otherwise, that currency placed in an ATM or with a designated carrier(s) pursuant to Section 1 of this Agreement is not "vault cash" as defined in 12 CFR 204.2(k) of Federal Reserve Regulation D.

12.      Reporting.

ATM Owner shall submit annual audited financial statements no later than May 31 each year for the year then ended, quarterly management-prepared financial statements within thirty days of the close of each calendar quarter for the quarter then ended, income tax returns no later than May 31 each year for the year then ended, personal financial statements and tax returns of ATM Owner's owners no later than May 31 each year for the year then ended, and other such financial reporting and information as FBT may require.

13.      Security Interests.

In order to secure ATM Owner's contractual obligations to FBT hereunder, including all indemnity obligations with respect to the Vault Cash placed in an ATM, ATM Owner grants to FBT a continuing first priority security interest in the ATMs, subject to the security interest of any third party providing the direct financing of any ATM equipment, all funds maintained in any of the Accounts and the Escrow Account, all funds maintained in any other account of the ATM Owner located at FBT or in an account controlled by FBT, all funds and other proceeds due ATM Owner with respect to any of the ATMs, including settlement charges due from any users of an ATM, and all proceeds of the foregoing. The ATM Owner's obligations hereunder shall be personally guaranteed by the joint and several (solidary) guarantees of the owners of ATM Owner. ATM Owner shall also execute and deliver at ATM Owner's expense such financing statements and other documents as FBT may require in order to perfect the foregoing security interests.

14.      FBT Performance by Independent Contractors.

FBT shall be authorized to delegate some, or all, of its obligations under this Agreement to one or more independent contractors for the performance of FBT's duties hereunder. ATM Owner is hereby authorized to deal with CDS, or any other contractor as to whom ATM Owner is notified in writing by FBT as being a contractor for matters under this Agreement. All acts of CDS or any other such independent contractor under this Agreement shall constitute acts of FBT for all purposes hereof.

15.      Default.

If ATM Owner fails to maintain sufficient funds in the Accounts or the Escrow Account as required herein, if ATM owner shall fail to pay any amounts otherwise due FBT on a timely basis (without any demand or notice, both of which are hereby expressly waived), if FBT is unable to access any ATM for any reason, if any attachment, garnishment, levy or action is filed against ATM Owner or any of its property, or if there is filed by or against ATM Owner any bankruptcy or insolvency proceedings, then FBT may, at its option, do any one or more of the following, any combination thereof, or pursue any other remedy provided at law or equity:

         (1) Immediately set off any and all accounts, funds or property of ATM Owner that may be held by FBT or any account controlled by or in the name of FBT, including the Accounts and the Escrow Accounts;

         (2) Remove all Vault Cash from any or all of the ATMs without consent from, or notice to, ATM Owner;

         (3) Bring suit against ATM Owner for any and all losses sustained by FBT;

         (4) Seek any injunctive and other equitable relief that may be necessary in order to protect the Vault Cash and FBT's rights hereunder, ATM Owner expressly recognizing that an adequate remedy at law will not exist for FBT in the event ATM Owner breaches its obligations hereunder, and ATM Owner expressly consents to the issuance of a temporary restraining order or injunction without notice to ATM Owner;

         (5) Bring a suit for specific performance against ATM Owner to compel ATM Owner to perform its obligations hereunder, including the right to obtain a mandatory injunction compelling the ATM Owner's performance; and

         (6)      Any and all other relief afforded by applicable law.

ATM Owner shall be liable for, and agrees to pay, any and all legal fees and costs that FBT may incur in connection with any remedy sought by FBT hereunder. ATM Owner further recognizes that the Vault Cash constitutes an asset of FBT and that any wrongful appropriation, control or taking of the Vault Cash by ATM Owner or anyone within its control shall constitute a criminal offense under both state and federal law and subject ATM Owner to all applicable civil and criminal actions and penalties, including incarceration.

16.      Landlords Waivers.

ATM Owner shall furnish FBT with a landlord's waiver in the form of Schedule 4 hereto for each ATM located on property not owned by ATM Owner.

17.      General.

         (1) Governing Law. This Agreement shall be governed by the laws of the State of Louisiana.

         (2) Integration of Agreements. This Agreement, including its Schedules, represents the entire agreement of the parties relating to its subject matter and may be amended only in writing executed by both parties.

         (3) Successors/Assigns. This Agreement shall be binding upon each party's successors but may be assigned only with the prior written consent of the other party.

         (4) Force Majeure. Neither party to this Agreement shall be considered in breach of its obligations hereunder due to any failure to perform arising solely out of causes beyond the control and without fault or negligence of such party, including act of God; acts of any federal, state or local governmental authority; fires, floods, or other natural disasters; strikes or labor unrest; or interruption of telecommunications services.

         (5) No Waiver. No waiver by either party of any breach or default under this Agreement shall be construed as a waiver of any succeeding breach.

         (6) Relationship of Parties. This Agreement shall not create a relationship between the parties as agents, lender/borrower, partners, fiduciaries, or joint venturers.

         (7) WAIVER OF JURY TRIAL: ALL PARTIES TO THIS AGREEMENT, HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER CAREFUL CONSIDERATION AND AN OPPORTUNITY TO SEEK LEGAL ADVICE, WAIVE THEIR RIGHTS TO HAVE A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF OR IN ANY WAY CONNECTED WITH ANY OF THE PROVISIONS OF THIS AGREEMENT, OR ANY MODIFICATIONS OR EXTENSIONS THEREOF.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                              FIRST BANK AND TRUST

                                              By: /s/ Ashton J. Ryan, Jr.
                                                 -------------------------------
                                               Name:
                                               Title:

                                              ATM OWNER

                                              By: /s/ Michael H. Clinard
                                                 -------------------------------
                                                Name:
                                                Title:

                                   SCHEDULE 1

                            ATMs Subject to Agreement

Locations                             Cash Limit and Denominations

                                   Schedule 1

                                   SCHEDULE 2

                                 Escrow Account

Minimum Amount of Funds required     Interchange paid at month end and to offset
to be in the Escrow Account          expenses due

Minimum Amount of Compensating       N/A
Balances

Escrow Account Interest Bearing      N/A

                                   Schedule 2

                                   SCHEDULE 3

                            List of Fees and Expenses

Cost of Cash                  *
Cash Replenishments           *
FLM Services                  *
Cash Management Fees          *
Insurance                     *






* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

                                   Schedule 3

                                   SCHEDULE 4

                         Landlord's Waiver And Agreement

To:      First Bank and Trust
         909 Poydras Street, LL&E Tower
         New Orleans, Louisiana  70112

         The undersigned is the owner of certain property located at ___________ (the "Premises"), which Premises are or are to be occupied by ____________ (the "ATM Owner") under a lease dated ______________ between the undersigned and ATM Owner.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce you to enter into an ATM Vault Cash Agreement with ATM Owner pursuant to which you may place your vault cash ("Vault Cash") in one or more automated teller machines ("ATMs") of ATM Owner, the undersigned hereby acknowledges and agrees that any ATM now or hereafter located on the Premises or which may hereafter be located thereon shall be and remain personal property and not fixtures nor part of the realty nor an appurtenance thereto; and the undersigned hereby waives and relinquishes in your favor any and all liens on the ATMs, however these liens may arise, whether through a levy for rent or otherwise, and agrees that your ownership rights, liens, or security interests, now existing or hereafter arising, shall have priority over any and all such liens of the undersigned. The undersigned acknowledges that neither the undersigned nor the ATM Owner has or will ever have any ownership of, security interest in, or control over any of the Vault Cash. You and your contractors (including any armored carrier) are expressly authorized without notice to, or consent from, the undersigned at any time to enter the Premises and remove the Vault Cash from any ATM, whether or not such removal requires a physical detachment of the ATM from the realty or causes injury thereto; provided, however, that you will repair, or pay the reasonable cost to repair, any such injury to the realty. If the undersigned's lease with the ATM Owner is terminated by the undersigned or if the ATM Owner defaults under such lease, or if the ATM Owner defaults under any of its agreements with you and you desire to exercise your rights as a secured party holding a security interest in any of the ATM Owner's property, then, you may thereafter at your option occupy the Premises for up to six (6) months and may keep thereon such property as you determine appropriate and you shall pay rent (pro-rated on a daily basis and computed on the basis of a thirty (30) day month) at the rate provided in the undersigned's lease with the ATM Owner based on the rate in effect just prior to such termination or default. All of your rights and privileges hereunder shall inure to the benefit of your successors and assigns, and shall bind the undersigned's successors or assigns.

                                   Schedule 4

         IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed on this ____ day of ____________, 20___ at ___________________________.

                                                    OWNERS:

                                                    ____________________________

                                  Schedule 4-2

                                  SCHEDULE 1-A
                               LIST OF LOCATIONS*

* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

                                   SCHEDULE 3
                                    ADDENDUM

This addendum of the ATM Vault Cash Agreement dated February 1, 2001 between Cardpro, Inc. dba Cardtronics and First Bank and Trust is effective October 1, 2002 and is applicable to the following Services described in Schedule 3 of the Vault Cash Agreement:

Cash Management fees                       $  *  per terminal

And the following Service is added to Schedule 3 of Vault Cash Agreement:

Cash Load fee                              $  *  per cash load



Agreed to by:                              Agreed to by:

CARDTRONICS, LP                            FIRST BANK and TRUST
(successor in interest to Cardpro, Inc.)

By:    /s/ Ralph H. Clinard                By:  /s/ Ashton J. Ryan Jr.
   ------------------------------------       ---------------------------------
      Ralph H. Clinard,
      President and CEO

Date: 10/16/02                             Date: 10/29/02



* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

                                 SCHEDULE 3 - A

                 Addendum to Vault Cash Agreement Dated 02/01/01

                            List of Fees and Expenses

              Cash Management Services through First Bank and Trust
                              (Processor : Concord)


Cost of Cash         *

Armored Car          *

FLM Services         *

Cash Management   $  *  per ATM per month

Insurance

    Cash only*    $  *  per ATM per month for balances $40,000.00 or less
                  $  *  per ATM per month for balances of $40,000.00


Cardtronics, LP(1) DBA Cardtronics            First Bank and Trust

By:    /s/ Ralph H. Clinard                   By:    /s/ Ashton J. Ryan Jr.
   -----------------------------------------     ------------------------------

Name:  Ralph H. Clinard                       Name:  Ashton J. Ryan Jr.

Title: President and Chief Executive Officer  Title: President and CEO

Date:  11/26/01                               Date:  11/26/01


--------
(1) Cardtronics, LP is the successor in interest to Card Pro, Inc. by conversion pursuant to Article 5.17 of the Texas Business and Corporation Act.



* Denotes Confidential Portion Omitted and Filed Separately with the Commission.

                                   Addendum 24

The following location(s) are added to Exhibit B of the original Agreement as provided for in paragraph 4. to wit:

"Exhibit B" may be amended from time to time by Client to add to or delete ATM's; provided that the Settlement/Replenishment Frequency applicable to additional ATM's shall be determined by the mutual agreement of both parties."

Addition(s):

Terminal #          Location             Address
----------        ------------     ------------------
AH0703            Amerada Hess     272 Route 23
                                   Franklin, NJ 07416

CARDTRONICS                               MT. VERNON MONEY CENTER

   /s/ Jim Bettinger
-----------------------------             ----------------------------
Accepted By - Signature                   Accepted By - Signature

   Jim Bettinger
-----------------------------             ----------------------------
Print Name                                Print Name

   VP of US ATM Programs
-----------------------------             ----------------------------
Title                                     Title

   July 15, 2002
-----------------------------             ----------------------------
Date                                      Date

                               FIRST BANK & TRUST

                        /s/ Rhonda Miller
                  ----------------------------------------
                  Accepted By - Signature

                        AVP - ATM OPS.
                  ----------------------------------------
                  Title

                        Rhonda Miller
                  ----------------------------------------
                  Print Name

                        July 15, 2002
                  ----------------------------------------
                  Date

                                       2